Exhibit 13.2

OPTIONS TRADING FOR A NEW GENERATION. trygatsby.com | Q2 2020

THE COMPANY IS “TESTING THE WATERS” UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS “QUALIFIED” THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM: GATSBY DIGITAL, INC. 1-203-8-GATSBY 28 Liberty St F6, New York, NY 10005 OR AT https://www.sec.gov/cgi-bin/browse-edgar?CIK=1815414 THIS PRESENTATION MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS BASED INFORMATION CURRENTLY AVAILABLE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS AS THEY CONTAIN HYPOTHETICAL ILLUSTRATIONS OF MATHEMATICAL PRINCIPLES, ARE MEANT FOR ILLUSTRATIVE PURPOSES, AND THEY DO NOT REPRESENT GUARANTEES OF FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENTS, ALL OF WHICH CANNOT BE MADE. MOREOVER, NO PERSON NOR ANY OTHER PERSON OR ENTITY ASSUMES RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF FORWARD-LOOKING STATEMENTS, AND IS UNDER NO DUTY TO UPDATE ANY SUCH STATEMENTS TO CONFORM THEM TO ACTUAL RESULTS.

Options markets are exploding. - $14T+ of options contracts traded in 2019. 2020 on pace to shatter that. *Cboe historical data - When young people trade options they trade like crazy*, but 94% haven’t started. *E-Trade Financial survey - Options are perfect for young investors who have smaller accounts, higher risk tolerance and an appetite for leverage.

Introducing Gatsby, options trading tailored for a new generation of investors. Simple, Social Free. and

Our Customers. We’re targeting a new generation of options traders that are cheap to acquire, trade daily and love to trade with friends. - Average age of a Gatsby trader: 28... (vs ~55 years old on E-Trade) - Low cost per acquisition via targeted ads, affiliate marketing, and press (targeting crypto / penny stock traders) - Appreciate a straightforward interface, no commissions, a rewards program, and the ability to trade with friends.

Engagement Use the app: Place a trade (funded accounts): Monthly 82% Monthly 75% Weekly 50% Weekly 43% Daily 18% Daily 19% More than once / day 14% More than once / day 15% More than 10x / day 6%

Unit Economics All commission-free brokers monetize via Payment for Order Flow (PFOF). Options order flow is extremely valuable (worth 250x equities) and Gatsby’s hyper retail order flow is among the highest value in the industry. Gatsby order flow: - - - - - - - 55% - Market orders 45% - Single lot orders (one contract) $1024 - Average Account balance 95% - Orders are < 50 Delta Top tickers: AAPL, TSLA, SPCE, SPY < 25% - SPY orders Options accounts are valued at ~10x equities accounts

Clear Path to a Profitable Zero-commission Model User Acquisition: LTV: Path to profitability reflects management’s current views and are meant for illustrative purposes. They do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Detailed financial projections will be made available in the data room for additional review once the offering is qualified and made available for investment. * Not including revenue from float or Gatsby Gold * Assumes routing away * LTV calculation assumes churn extrapolated from current levels Avg trades / week / user 2.83 Avg contracts / trade 4.28 Avg contracts / funded client / annually 630 Avg PFOF / contract $0.55 Yearly Gross Revenue per Client $346.66 LTV (Gross Revenue) $674.82 LTV (Net Revenue) $593.29 Cost / Install $5.33 Cost / Sign-up $13.17 Cost / Approved account $23.21 Cost / Funded account $71.06

Growth Breakeven Current: - - - - Launched: Dec 2019 7,000+ accounts 100,000+ contracts traded $186,000 annual revenue run rate* Projected Breakeven (Q2 2021): - - - 35,000 accounts 499,000 contracts traded / month $3,544,704 annual revenue run rate * Current revenue is unrealized because we have not put up our $1m clearing deposit with our clearing broker and are unable to route away. We expect this to take place immediately following the Series A (see slide 11). These statements reflect management’s current views based on information currently available and are subject to risks and uncertainties that could cause the company’s actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they are meant for illustrative purposes and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Moreover, no person nor any other person or entity assumes responsibility for the accuracy and completeness of forward-looking statements, and is under no duty to update any such statements to conform them to actual results.

Gatsby API A Free Options Trading API for Developers / Traders / Anyone - - Options trading rails via an API Real-time market data including chain / underlier quotes Zero-commission single / multi-leg order execution Social / community integration Revenue driver: Gatsby monetizes additional order flow Launching: Q2 2020 with 2 beta partners. - - - -

Use of Proceeds Clearing deposit: - - $1,000,000 Allows us to route order flow and unlock revenue Initiatives: - - - Fund operations to profitability Grow team Build out product including multi-leg orders, spreads, additional social features and web platform. Invest in new UA channels. Series B will take place after profitability. - -

Team (10 full-time) JEFF MYERS - Co-CEO Led digital product at CNBC / NBC. Co-founder of Dealtable.com (acquired). RYAN BELANGER-SALEH - Co-CEO 10 yrs experience building successful fintech startups including Dealtable.com (acquired). Board Member: Alex Wohl - Founder Former Goldman MD; ran derivatives trading businesses at large and small companies. Davis Gaynes - President 25 yrs building fintech companies. Former board member of Instinet, former board of Reuters USA. Steve Streit Founder of Green Dot ($GDOT) Jeffrey Kleiss - CTO Formerly engineer at Apex Clearing, Amazon Peter Quinn - COO Formerly founder of Public.com Olga Trigub - Front-end developer Backed by:

Introducing Gatsby, a brokerage for a new generation of investors.

https://www.youtube.com/watch?v=IEf92KAh3Os&feature=youtu.be

Ah hey, I didn't see you there. I'm Ken Bone, the undecided voter, and when I trade options, I like to use Gatsby. Our mission is to build a trading experience tailored to a completely new generation of investors. We love options, and we love building better interfaces and better tools for others to trade them. Gatsby is demystifying options through a jargon free, a commission free, beautiful options trading interface on Android and iOS. Stocks are boring, especially with a small account, you can't really move the needle when you're trading equities, but options add a layer of complexity and leverage that this new generation of traders are craving. Companies are staying private longer, which keeps retail investors out of some of the fastest growing opportunities. And being an investing platform whose mission is to democratize access to the markets, it felt right to invite our users to join us on our journey. Happy trading, I'll see you in the Bone Zone.